Exhibit 99.1

CareDx Announces CEO Transition

Board Establishes Office of the CEO, Conducts Search for Successor

Raises 2023 Revenue Guidance

BRISBANE, Calif., November 1, 2023 (BUSINESS WIRE ) — CareDx, Inc. (Nasdaq: CDNA) — The Transplant Company™ focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers — announced today that Dr. Reginald Seeto will be stepping down from his position as Chief Executive Officer and President and resigning as a Director of the Board effective November 1, 2023, and will transition to the role of Senior Advisor to the Chairperson. CareDx will establish an Office of the CEO consisting of Board Chairperson Michael Goldberg, Chief Financial Officer Abhishek Jain and President of Patient and Testing Services Alexander Johnson. The Board of Directors has initiated a search for a permanent CEO and is considering both internal and external candidates.

“I look forward to working with Abhishek and Alex on an interim basis to ensure we continue to execute our strategic plans while the Board conducts a comprehensive search to identify a successor,” said Mr. Goldberg.

“We thank Dr. Seeto for his dedication to our company and our mission during his tenure, and we wish him all the best in his future endeavors.”

“I will be transitioning from my role as Chief Executive Officer and President on November 1 and look forward to my next exciting chapters in the healthcare world. I believe strongly in CareDx’s patient-centric mission, and I am extremely proud of what we have accomplished together,” said Dr. Seeto. “I wish the team well and look forward to continuing to support the Company’s important work in my new role as Senior Advisor to the Chairperson.”

CareDx delivered strong financial and operational performance in the third quarter and has decided to raise its full year 2023 revenue guidance to be in the range of $274 to $278 million. CareDx will provide more information during its third quarter earnings call to be held on November 8, 2023, 1:30pm Pacific Time, 4:30pm Eastern Time.

About CareDx – The Transplant CompanyTM

CareDx, Inc., headquartered in Brisbane, California, is a leading precision medicine solutions company focused on the discovery, development, and commercialization of clinically differentiated, high-value healthcare solutions for transplant patients and caregivers. CareDx offers testing services, products, and digital healthcare solutions along the pre- and post-transplant patient journey and is the leading provider of genomics-based information for transplant patients. For more information, please visit: www.CareDx.com.

Forward Looking Statements

This press release includes forward-looking statements related to CareDx, Inc., including statements regarding the CEO transition, CareDx’s search to identify a successor CEO and the company’s updated revenue guidance for 2023. These forward-looking statements are based upon information that is currently available to CareDx and its current expectations, speak only as of the date hereof, and are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks that CareDx does not identify a CEO successor on a timely basis; the risk that revenue may decline or not meet internal expectations; risks related to the Company’s ability to achieve certain revenue targets and generate sufficient revenue from its existing products; risks related to changes in governmental or private insurers’ coverage and reimbursement levels for the Company’s products; risks related to increased competition; general economic and market factors; and other risks discussed in CareDx’s filings with the SEC, including the Annual Report on Form 10-K for the fiscal year ended December 31, 2022 filed by CareDx with the SEC on February 27, 2023, the quarterly report on Form 10-Q for the quarter ended March 31, 2023 filed by CareDx with the SEC on May 10, 2023, the quarterly report on Form 10-Q for the quarter ended June 30, 2023 filed by CareDx with the SEC on August 8, 2023, and other reports that CareDx has filed with the SEC. Any of these may cause CareDx’s actual results, performance, or achievements to differ materially and adversely from those anticipated or implied by CareDx’s forward-looking statements. CareDx expressly disclaims any obligation, except as required by law, or undertaking to update or revise any such forward-looking statements.

CareDx, Inc.

Media Relations

Anna Czene

818-731-2203

aczene@caredx.com

Investor Relations

Greg Chodaczek

investor@caredx.com

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